Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference, in the Form 10-K of Vocodia Holdings Corp., of our report dated April 30, 2025, relating to the financial statements of Vocodia Holdings Corp., (which report expresses unqualified opinion and includes explanatory paragraphs relating to going concern uncertainty as discussed in notes to accounts) as of December 31, 2024.

/s/ Pipara & Co LLP

Pipara & Co LLP

Delhi, India

April 30, 2025

Corporate Office:	Mumbai Office:	New York Office:	Delhi Office:	Dubai Office:	Singapore Office:
“Pipara Corporate House”	#3, 13th floor, Tradelink,	1270, Ave of Americas,	Green Park Desq Work,	1011, B-Block,	3 Shenton Way,
Near Bandhan Bank Ltd.,	‘E’ Wing, A - Block, Kamala	Rockefeller Center, FL7,	Gate No. 1, 49/1 Yusuf Sarai,	Mazaya Centre,	Shenton House,
Netaji Marg, Law Garden,	Mills, Senapati Bapat Marg,	New York – 10020, USA	Nr. Green Park Metro	Sheikh Zayed Rd - Al	# 08 – 09A,
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T: + 91 79 40 370370	E: pipara@pipara.com	naman@pipara.com	Chintan.jain@pipara.com	info@pipara.com	www.pipara.com